Contract #: 400507

                                  SERVICE AGREEMENT
                               FOR RATE SCHEDULE FSS-1


               This agreement, made and entered into this 15th day of November, 1996, by and between TEXAS EASTERN TRANSMISSION CORPORATION, a Delaware Corporation (herein called "Pipeline") and CONNECTICUT NATURAL GAS CORPORATION (herein called
          "Customer," whether one or more),

                                 W I T N E S S E T H:

               WHEREAS,  Customer is a customer of Algonquin Gas
          Transmission Company ("Algonquin"); and

               WHEREAS, Algonquin is a customer of Pipeline under certain of Pipeline's rate schedules and related service agreements; and

               WHEREAS, pursuant to the Federal Energy Regulatory Commission's ("Commission") order issued on July 8, 1994, in Docket Nos. RP93-14-000, et al., and 18 C.F.R. Section 284.242, Algonquin is assigning on a permanent basis certain of its firm service entitlements on Pipeline to certain of Algonquin's direct customers; and

               WHEREAS, Customer's capacity entilements on Pipeline pursuant to this Service Agreement are a result of Algonquin's permanent assignment to Customer as described above; and

               WHEREAS, Customer and Pipeline desire to enter into this Service Agreement to reflect such permanent assignment from Algonquin to Customer;

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:


                                      ARTICLE I

                                  SCOPE OF AGREEMENT

               Subject to the terms, conditions and limitations hereof and of Pipeline's Rate Schedule FSS-1, Pipeline agrees to provide firm service for Customer under Rate Schedule FSS-1 and to receive and store for Customer's account quantities of natural gas up to the following quantity:

                    Maximum Daily Injection Quantity (MDIQ) 262 dth Maximum Storage Quantity (MSQ) 51,060 dth

               Pipeline agrees to withdraw from storage for Customer, at Customer's request, quantities of gas up to Customer's Maximum Daily Withdrawal Quantity (MDWQ) of 851 dekatherms, or such lesser quantity as determined pursuant to Rate Schedule FSS-1, from Customer's Storage Inventory, plus Applicable Shrinkage. Pipeline's obligation to withdraw gas on any day is governed by the provisions of Rate Schedule FSS-1, including but not limited to Section 6.
                                  SERVICE AGREEMENT
                               FOR RATE SCHEDULE FSS-1
                                     (Continued)


                                     ARTICLE  II

                                  TERM OF AGREEMENT

               The term of this Service Agreement shall commence on September 1, 1994 and shall continue in force and effect until April 30, 2012 and year to year thereafter unless this Service Agreement is terminated as hereinafter provided. This Service Agreement may be terminated by either Pipeline or Customer upon five (5) years prior written notice to the other specifying a termination date of any year occurring on or after the expiration of the primary term. Subject to Pipeline rights under
          Section 22 of Pipeline's General Terms and Conditions and without prejudice to such rights, this Service Agreement may be terminated at any time by Pipeline in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty (30) days after payment is due; provided, Pipeline gives thirty (30) days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Pipeline of such outstanding bill.

               THE TERMINATION OF THIS SERVICE AGREEMENT WITH A FIXED CONTRACT TERM OR THE PROVISION OF A TERMINATION NOTICE BY CUSTOMER TRIGGERS PREGRANTED ABANDONMENT UNDER SECTION 7 OF THE NATURAL GAS ACT AS OF THE EFFECTIVE DATE OF THE TERMINATION. PROVISION OF A TERMINATION NOTICE BY PIPELINE ALSO TRIGGERS CUSTOMER'S RIGHT OF FIRST REFUSAL UNDER SECTION 3.13 OF THE GENERAL TERMS AND CONDITIONS ON THE EFFECTIVE DATE OF THE TERMINATION.

               In the event there is gas in storage for Customer's account on April 30 of the year of termination of this Service Agreement, this Service Agreement shall continue in force and effect for the sole purpose of withdrawal and delivery of said gas to Customer for an additional one-hundred and twenty (120) days.

                                     ARTICLE  III

                                    RATE SCHEDULE

               This Service Agreement in all respects shall be and remain subject to the applicable provisions of Rate Schedule FSS-1 and of the General Terms and Conditions of Pipeline's FERC Gas Tariff on file with the Federal Energy Regulatory Commission, all of which are by this reference made a part hereof.

               Customer shall pay Pipeline, for all services rendered hereunder and for the availability of such service in the period stated, the applicable prices established under Pipeline's Rate Schedule FSS-1 as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed.


                                          2                            400507
                                  SERVICE AGREEMENT
                               FOR RATE SCHEDULE FSS-1
                                     (Continued)


               Customer agrees that Pipeline shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Pipeline's Rate Schedule FSS-1, (b) Pipeline's Rate Schedule FSS-1, pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Conditions applicable to Rate Schedule FSS-1. Notwithstanding the foregoing, Customer does not agree that Pipeline shall have the unilateral right without the consent of Customer subsequent to the execution of this Service Agreement and Pipeline shall not have the right during the effectiveness of this Service Agreement to make any filings pursuant to Section 4 of the Natural Gas Act to change the MDIQ, MSQ and MDWQ specified in Article I, to change the term of the service agreement as specified in Article II, to change Point(s) of Receipt specified in Article IV, to change the Point(s) of Delivery specified in
          Article IV, or to change the firm character of the service hereunder. Pipeline agrees that Customer may protest or contest the aforementioned filings, and Customer does not waive any rights it may have with respect to such filings.


                                     ARTICLE  IV

                     POINT(S) OF RECEIPT AND POINT(S) OF DELIVERY

               The natural gas received by Pipeline for Customer's account for storage injection pursuant to this Service Agreement shall be those quantities scheduled for delivery pursuant to Service Agreements between Pipeline and Customer under Rate Schedules CDS, FT-1, SCT, PTI or IT-1 which specify as a Point of Delivery the "FSS-1 Storage Point". For purposes of billing of Usage Charges under Rate Schedules CDS, FT-1, SCT, PTI or IT-1, deliveries under Rate Schedules CDS, FT-1, SCT, PTI or IT-1 for injection into storage scheduled directly to the "FSS-1 Storage Point" shall be deemed to have been delivered 60% in Market Zone 2 and 40% in Market Zone 3. In addition, subject to Pipeline's prior written consent, any positive variance between scheduled deliveries and actual deliveries on any day (i.e. scheduled deliveries exceed actual deliveries) at Customer's Points of Delivery under Rate Schedules CDS, FT-1, SCT, or IT-1 shall be deemed for billing purposes delivered at the Point of Delivery and shall be injected into storage for Customer's account. In addition to accepting gas for storage injection at the FSS-1 Storage Point, Pipeline will accept gas tendered at points of interconnection between Pipeline and third party facilities at Oakford and Leidy Storage Fields provided that such receipt does not result in Customer tendering aggregate quantities for storage in excess of the Customer MDIQ.







                                          3                            400507
                                  SERVICE AGREEMENT
                               FOR RATE SCHEDULE FSS-1
                                     (Continued)


               The natural gas delivered by Pipeline for Customer's account as a result of storage withdrawal pursuant to this Service Agreement shall be those quantities scheduled for withdrawal hereunder and subsequent transportation pursuant to service agreements between Pipeline and Customer under Rate Schedule CDS, FT-1, SCT, or IT-1 which specify as a Point of Receipt the "FSS-1 Storage Point". For purpose of billing under Rate Schedules CDS, FT-1, SCT, or IT-1, withdrawals from storage for subsequent transportation under Rate Schedules CDS, FT-1, SCT, or IT-1 shall be deemed to have been received 60% in Market Zone 2 and 40% in Market Zone 3. In addition to the withdrawal of gas from storage for delivery through a transportation service on Pipeline's system, gas may be withdrawn for delivery into the facilities of third parties at the points of interconnection between Pipeline and the facilities of such third parties at Oakford and Leidy Storage Fields provided that such withdrawals do not result in Customer withdrawing gas in excess of his MDWQ or MSQ. A separate transportation charge will not be applicable to these deliveries.


                                      ARTICLE  V

                                       QUALITY

               All natural gas tendered to Pipeline for Customer's account shall conform and be subject to the provisions of Section 5 of the General Terms and Conditions. Customer agrees that in the event Customer tenders for service hereunder and Pipeline agrees to accept natural gas which does not comply with Pipeline's quality specifications, as expressly provided for in Section 5 of Pipeline's General Terms and Conditions, Customer shall pay all costs associated with processing of such gas as necessary to comply with such quality specifications.






















                                          4                            400507
                                  SERVICE AGREEMENT
                               FOR RATE SCHEDULE FSS-1
                                     (Continued)


                                     ARTICLE  VI

                                      ADDRESSES

               Except as herein otherwise provided or as provided in the General Terms and Conditions of Pipeline's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Service Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certi-fied, or regular mail to the post office address of the parties hereto, as the case may be, as follows:


               (a)  Pipeline: TEXAS EASTERN TRANSMISSION CORPORATION
                              5400 Westheimer Court
                              Houston, TX  77056-5310

               (b) Customer:  CONNECTICUT NATURAL GAS CORPORATION
                              P.O. Box 1500
                              100 Columbus Boulevard
                              Hartford, CT  06144

          or such other address as either party shall designate by formal written notice.


                                     ARTICLE  VII

                                     ASSIGNMENTS

               Any Company which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of Customer, or of Pipeline, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Service Agreement; and either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter; otherwise, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other; provided further, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other. In addition, Customer may assign its rights to capacity pursuant to Section 3.14 of the General Terms and Conditions. To the extent Customer so desires, when it releases capacity pursuant to Section 3.14 of the General Terms and Conditions, Customer may require privity between Customer and the Replacement Customer, as further provided in the applicable Capacity Release Umbrella Agreement.




                                          5                            400507
                                  SERVICE AGREEMENT
                               FOR RATE SCHEDULE FSS-1
                                     (Continued)


                                    ARTICLE  VIII

                                    INTERPRETATION

               The interpretation and performance of this Service Agreement shall be in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

               This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.


                                     ARTICLE  IX

                          CANCELLATION OF PRIOR CONTRACT(S)

               This Service Agreement supersedes and cancels, as of the effective date of this Service Agreement, the contract(s) between the parties hereto as described below:

                                         None
































                                          6                            400507
                                  SERVICE AGREEMENT
                               FOR RATE SCHEDULE FSS-1
                                     (Continued)


               IN WITNESS WHEREOF, the Parties hereto have caused this Service Agreement to be signed by their respective Presidents, Vice Presidents, or other duly authorized agents and their respective corporate seals to be hereto affixed and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.

                                   TEXAS EASTERN TRANSMISSION CORPORATION



                                   By Robert B. Evans
                                      ----------------------------------
                                             Vice President


          ATTEST:

          Robert W. Reed
          ------------------------
          Corporate Secretary



                                   CONNECTICUT NATURAL GAS CORPORATION



                                   By Edna M. Karanian
                                      ---------------------------------



          ATTEST:

          R. L. Babcock
          -------------------------



















                                          7                            400507